UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2021

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Additional 8.125% Senior Notes Due 2028
On November 15, 2021, Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), issued an additional $200,000,000 in aggregate principal amount of the Company’s 8.125% senior notes due 2028 (the “Additional 2028 Notes”). The Additional 2028 Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.
The Company intends to use the net proceeds from the offering of the Additional 2028 Notes to repay a portion of the outstanding borrowings under its revolving credit facility.

First Supplemental Indenture

The Additional 2028 Notes were issued pursuant to the first supplemental indenture, dated as of November 15, 2021 (the “First Supplemental Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The First Supplemental Indenture supplements the indenture, dated as of February 18, 2021, between the Company and the Trustee (the “Base Indenture” and together with the First Supplemental Indenture, the “Indenture”).

The Additional 2028 Notes and the $550,000,000 in aggregate principal amount of the Company’s 8.125% senior notes due 2028 (the “Existing 2028 Notes” and together with the Additional 2028 Notes, the “Notes”), which were issued under the Base Indenture on February 18, 2021, have the same CUSIP numbers, rank pari passu in right of payment and constitute a single class of securities for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. The Additional 2028 Notes will be fungible with the Existing 2028 Notes and, other than the settlement date, offering price, initial interest payment date and the date from which interest begins to accrue, have identical terms to the Existing 2028 Notes.

Interest and Maturity

The Notes will mature on March 1, 2028, and interest on the Additional 2028 Notes is payable semi-annually in arrears on each March 1 and September 1, commencing March 1, 2022, to holders of record on the February 15 and August 15 immediately preceding the related interest payment date, at a rate of 8.125% per annum. The interest payment to be made with respect to the Additional 2028 Notes on March 1, 2022 will include interest deemed to have accrued from and including September 1, 2021 to, but excluding, the issue date of the Additional 2028 Notes.

Optional Redemption

At any time prior to March 1, 2024, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes, upon not less than 15 or more than 60 days’ notice, at a redemption price of 108.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Company, provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes (as defined in the Indenture) but excluding Notes held by the Company and its Subsidiaries (as defined in the Indenture)) remains outstanding immediately after the occurrence of such redemption (unless all Notes are redeemed substantially concurrently) and (ii) the redemption occurs within 180 days of the date of the closing of each such equity offering. In addition, prior to March 1, 2024, the Company may redeem all or a part of the Notes, on any one or more occasions, upon not less than 15 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On or after March 1, 2024, the Company may redeem all or a part of the Notes, on any one or more occasions, upon not less than 15 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

YEAR	REDEMPTION PRICE
2024	104.063%
2025	102.031%
2026 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of Notes may require the Company to repurchase all or any part of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date on or prior to the date of purchase).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries, if any, to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of equity interests or redeem, repurchase or retire equity securities or subordinated indebtedness; (iii) transfer or sell certain assets; (iv) make investments; (v) create liens to secure indebtedness; (vi) enter into agreements that restrict dividends or other payments from any non-guarantor subsidiary to the Company; (vii) consolidate with or merge with or into, or sell substantially all of the Company’s assets to, another person; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, and many of these covenants will be terminated if the Notes achieve an investment grade rating from either Moody’s Investors Services, Inc. or S&P Global Ratings.

Events of Default

The Indenture contains customary events of default, including, but not limited to: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or certain of its subsidiaries, if any, to comply with certain of their respective obligations, covenants or agreements contained in the Notes or the Indenture, subject to certain notice and grace periods; (iv) failure by the Company or any of its restricted subsidiaries to pay indebtedness within any applicable grace period or the acceleration of any such indebtedness if the total amount of such indebtedness exceeds $35.0 million; (v) failure by the Company or any of its restricted subsidiaries that is a Significant Subsidiary (as defined in the Indenture) to pay final non-appealable judgments aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or is denied or disaffirmed by a Guarantor (as defined in the Indenture); and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company and its restricted subsidiaries that are Significant Subsidiaries.

The foregoing descriptions of the Indenture and the Additional 2028 Notes do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Base Indenture (including the form of Notes), a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 23, 2021 and incorporated herein by reference, and (ii) the First Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Additional 2028 Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated February 18, 2021, between the Company and Wilmington Trust, National Association, as trustee (including the Form of 8.125% Senior Note due 2028) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 23, 2021).

4.2	First Supplemental Indenture, dated November 15, 2021, between the Company and Wilmington Trust, National Association, as trustee.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary